Exhibit 99.1

CCG Reports 15.8% Increase in FFOA for 3Q and 7.3% YTD

– 3,756 Beds Added in Six[1] New Grove Properties and a Phase II Expansion Using Unique Vertical Platform –
– Provides Pipeline Update Showing Solid Growth Prospects –

Charlotte, NC – October 30, 2013 – Campus Crest Communities, Inc. (NYSE: CCG) (the “Company”), a leading developer, builder, owner and manager of high-quality student housing properties, today announced results for the three and nine months ended September 30, 2013.

Highlights

Operations

•	15.8% increase in Funds From Operations Adjusted (“FFOA”) per diluted share, from $0.19 for the three months ended September 30, 2012 to $0.22 for the three months ended September 30, 2013

o	7.3% increase for the nine months ended September 30, 2013

•	Same store net operating income (“NOI”) for the quarter was $9.4 million driven primarily by lower revenues as a result of the timing of a slower lease-up in August and September

•	92.1% leased at all 45 Grove and 28 Copper Beech student housing properties[2] for the 2013/2014 academic year as of September 30, 2013

Growth

•	Six new Grove properties and phase II of The Grove at Flagstaff were delivered on-schedule for opening in the 2013/2014 academic year1

o	Based on in-place rate and occupancy, this group of developments is expected to achieve between a 7.5% and 8.0% weighted average yield

•	Continued progress on six previously announced developments/redevelopments for 2014/2015 academic year delivery

•	Announced two new developments for the 2014/2015 academic year:

o	One wholly-owned project – The Grove at Mt. Pleasant, MI

o	One Copper Beech joint venture project at Ames, IA

•	Entered into an amendment to the purchase and sale agreement to acquire Copper Beech

Capital

•	Subsequent to September 30, 2013, the Company raised approximately $95 million through the re-opening of its 8.0% Series A cumulative redeemable preferred stock and approximately $100 million through an offering by its operating partnership of 4.75% senior exchangeable notes due 2018

1 On July 14, 2013, the Company experienced a fire at its development at The Grove at Pullman, WA. The Company has reached a resolution with its insurance provider and while no assurances can be given, after taking into account its existing insurance coverage, it believes that the damages sustained as a result of this fire will not have a material adverse effect on its financial position or results of operations.

2 The Company entered into an amendment to the purchase and sale agreement on September 30, 2013 that, subject to receipt of required third-party lender consents, will enable the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options. In conjunction with the amendment and subsequent to quarter-end, the $31.7 million loan was repaid by Copper Beech and Campus Crest subsequently reinvested $16.2 million into the 30 properties.

Financial Results for the Three and Nine Months Ended September 30, 2013

For the three and nine months ended September 30, 2013, Funds From Operations (“FFO”) and FFOA are shown in the table below.

A reconciliation of net income attributable to common stockholders to FFO and to FFOA can be found at the end of this release.

For the three months ended September 30, 2013, the Company reported total revenues of $40.2 million and net income attributable to common stockholders of $3.7 million, compared to $34.5 million and $7.8 million, respectively, in the same period in 2012. For the nine months ended September 30, 2013, the Company reported total revenues of $114.5 million and net income attributable to common stockholders of $7.5 million, compared to $102.8 million and $5.5 million, respectively, in the same period in 2012.

“As we begin our fourth year as a public REIT, we remain excited about the opportunities ahead of us. We believe we have created significant value in our vertically integrated platform and multi-brand strategy,” commented Ted W. Rollins, Chairman and Chief Executive Officer of Campus Crest. “We believe we can drive internal growth through our operational excellence initiative, while development will continue to be our primary external growth driver as our platform should continue to provide attractive returns. Once again, based on our current occupancies, we expect to achieve our yield targets on our newest deliveries.”

2

Operating Results

For the three and nine months ended September 30, 2013, results for wholly-owned same store properties were as follows:

The decrease in same-store NOI for the three months ended September 30, 2013 was a result of the timing of slower lease-up in August and September.

NOI margin is calculated by dividing NOI for the period by total student housing rental and services revenues for the period. A reconciliation of net income attributable to common stockholders to NOI can be found at the end of this release. In addition, details regarding same store NOI and calculations thereof may be found in the Supplemental Analyst Package located at http://investors.campuscrest.com/.

Portfolio Information

As of September 30, 2013, the Company owned interests in 89 properties totaling ~47,000 beds across North America. However, on September 30, 2013, the Company entered into an amendment to restructure the acquisition of Copper Beech, which is described in detail later in this release. The table below presents data for the Company's operating portfolio giving effect to the amendment to the acquisition of the Copper Beech portfolio. In addition, the table below excludes nine developments and redevelopments.

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•	All 45 Grove properties were built, renovated or are being built by the Company or its predecessor. The median distance to campus of the Grove portfolio is 0.5 miles with an average age of 3.6 years as of September 30, 2013.

•	The 28 Copper Beech student housing properties were built or renovated by Copper Beech. The median distance to campus of the Copper Beech portfolio is 1.2 miles with an average age of 8.6 years as of September 30, 2013.

On July 14, 2013, the Company experienced a fire at its development at The Grove at Pullman, WA. The Company has reached a resolution with its insurance provider and while no assurances can be given, after taking into account its existing insurance coverage, it believes that the damages sustained as a result of this fire will not have a material adverse effect on its financial position or results of operations.

Development and Acquisition Activity

The Company continues to pursue development opportunities. It currently is conducting due diligence in approximately 80 markets, with land identified and under letter of intent or contract in approximately 30 of these markets for either a Grove, Copper Beech, or evo project. In addition, the Company believes that additional redevelopment opportunities in Montreal exist.

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2013/2014 Academic Year Deliveries

The Company delivered six 2013/2014 academic year Grove-branded projects and an expansion at The Grove at Flagstaff in the third quarter of 2013.  Total estimated costs for these developments were approximately $184.7 million. These investments are split between wholly-owned and joint ventures with Harrison Street Real Estate Capital (“HSRE”) as follows:

•	3 wholly-owned projects and a Flagstaff phase II expansion with total estimated project costs of approximately $101.5 million

•	3 joint venture projects with total estimated project costs of $83.2 million. The Company owns 20.0% of the joint venture projects, with HSRE owning the balance

2014/2015 Academic Year Deliveries

The Company will deliver eight new projects for the 2014/2015 academic year, which now includes two additional projects that commenced construction during the quarter ended September 30, 2013. Highlights for these two projects include:

•	The Grove at Mt. Pleasant: Approximately 0.9 miles from Central Michigan University, with a total enrollment of over 20,000 students, this four-story prototypical Grove community will consist of 584 beds. Situated along Broomfield Street, residents will have easy access to campus and enjoy the amenities and lifestyle programming offered at this property, which will be the first resort style student housing community in Mount Pleasant.

•	Copper Beech at Ames: Located 0.3 miles from campus and in close proximity to the Grove at Ames, the property will be the first development in which the Company will complement the Company's existing Grove-branded property in the market.

5

Details of the Company’s 2014/2015 academic year deliveries are as follows:

Redevelopment

The Company expects to provide further details on the redevelopment of the Toledo, OH and evo à Square Victoria property later in the 2013/2014 academic year.

Copper Beech Acquisition

On September 30, 2013, the Company entered into an amendment to the purchase and sale agreement to acquire Copper Beech. Highlights of the amendment follow:

•	Provides Campus Crest the ability to defer the first purchase option until August 2014

•	Original planned investment of 48% in 37 properties is restructured to enable the Company to acquire 67% in 30 properties and eliminate ownership in seven lower leased properties

o	The Company has the option, but not the obligation, to purchase interests in the seven properties in the future

o	30 properties include 28 operating student housing properties, a land parcel and the Copper Beech corporate headquarters

•	Repayment by Copper Beech to the Company of $31.7 million loan originally made in March 2013

o	$16.2 million reinvested into Copper Beech; balance of $15.5 million increases the Company’s liquidity

•	Accelerates day-to-day management of Copper Beech operations to the Company in 2014 from 2015 if the Company exercises the first purchase option

•	No change in transaction economics, outside of the $4 million for consideration for the amendment

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Completion of the amendment is subject to receipt of required lender consents. The Company expects to obtain such consents during the fourth quarter of 2013 or early 2014, although there can be no assurance as to the timing. As of September 30, 2013, the Company held an effective 47.2% interest in the entire Copper Beech portfolio.

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Balance Sheet and Capital Markets

The Company proactively manages its balance sheet and looks to opportunistically access capital to fund growth and maintain a conservative capital structure. Details of the capital structure and the outstanding debt as of September 30, 2013 follow:

As of September 30, 2013, the Company had not sold any shares under its $100 million At-the-Market common equity offering program.

Subsequent to quarter-end, the Company raised approximately $100 million through an issuance by its operating partnership of 4.75% exchangeable senior notes due 2018 and approximately $95 million through the re-opening of the Company's 8.0% Series A cumulative redeemable preferred stock. Both transactions closed on October 9, 2013.

Dividends

Q3 2013

On July 22, 2013, the Company announced that its Board of Directors declared its third quarter 2013 common stock dividend of $0.165 per share. The dividend was paid on October 9, 2013 to stockholders of record as of September 25, 2013.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the third quarter of 2013. The preferred share dividend was paid on October 15, 2013 to stockholders of record as of September 25, 2013.

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Q4 2013

On October 22, 2013, the Company announced that its Board of Directors declared its fourth quarter 2013 common stock dividend of $0.165 per share. The dividend is payable on January 8, 2014 to stockholders of record as of December 23, 2013.

The Board of Directors also declared a cash dividend of $0.50 per Series A Cumulative Redeemable Preferred Share for the fourth quarter of 2013. The preferred share dividend is payable on January 15, 2014 to stockholders of record as of December 23, 2013.

2013 Earnings Guidance and Outlook

The Company is tightening its guidance range for full year 2013 FFOA from $0.82 to $0.88 per fully diluted share to $0.80 to $0.82 per fully diluted share based on management’s current estimates for the fourth quarter, including the impact of the preferred stock and exchangeable note offering in October 2013 and subsequent debt repayment. The midpoint of FFOA guidance represents an approximate 8% increase over 2012.

The Company's guidance excludes non-recurring and non-cash items, such as the write-off of deferred financing costs as a result of early payoff of financings, transaction costs associated with the Copper Beech investment and other acquisitions and the mark-to-market adjustment of the Copper Beech debt. Additionally, it excludes the potential impact of any asset dispositions.

Conference Call Details

The Company will host a conference call on Thursday, October 31, 2013, at 9:00 a.m. (EST) to discuss the financial results.

The call can be accessed live over the phone by dialing 877-407-0789, or for international callers, 201-689-8562. A replay will be available shortly after the call and can be accessed by dialing 877-870-5176, or for international callers, 858-384-5517. The pin number for the replay is 10000651. The replay will be available until November 7, 2013.

Interested parties may also listen to a simultaneous webcast of the conference call by logging onto the Company's website at http://investors.campuscrest.com/. A recording of the call will also be available on the Company's website following the call.

Supplemental Schedules

The Company has published a Supplemental Analyst Package in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders. These can be found under the “Earnings Center” tab in the Investors section of the Company’s web site at http://www.campuscrest.com/.

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About Campus Crest Communities, Inc.

Campus Crest Communities, Inc. is a leading developer, builder, owner and manager of high-quality student housing properties located close to college campuses in targeted markets. Pro forma for the Copper Beech restructure, the Company has ownership interests in 82 student housing properties and over ~44,000 beds across North America, of which 74 are operating and 8 are development or redevelopment properties. The Company is an equity REIT that differentiates itself through its vertical integration and consistent branding across the portfolio through three unique brands targeting different segments of the college student population. The Grove® brand offers more traditional apartment floor plans and focuses on customer service, privacy, on-site amenities and a proprietary residence life program. The Copper Beech brand and townhome product offers more residential-type living to students looking for a larger floor plan with a front door and back porch. The evo brand provides urban students with a luxury student housing option with all the conveniences of city living. Additional information can be found on the Company's website at http://www.campuscrest.com/.

Forward-Looking Statements

This press release, together with other statements and information publicly disseminated by the Company, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with these safe harbor provisions. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as “may,” “will,” “should,” “expects,” “intends,” “plans,” “anticipates,” “believes,” “estimates,” “predicts” or “potential” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. Forward-looking statements in this press release include, among others, the performance of properties in occupancy and yield targets, outlook and guidance for full year 2013 FFOA and the related underlying assumptions, growth and development opportunities, leasing activities, financing strategies, and development and construction projects. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company’s control that may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company’s good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, except as otherwise required by federal securities laws, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company’s future results to differ materially from any forward-looking statements, see the risk factors discussed in the Company’s most recent Annual Report on Form 10-K, as updated in the Company’s Quarterly Reports on Form 10-Q.

Contact:

Thomas Nielsen, Investor Relations

(704) 496-2571

Investor.Relations@CampusCrest.com

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)
(in $000s)

	September 30, 2013	December 31, 2012
Assets		
Investment in real estate, net:		
Student housing properties	$771,467	$669,387
Accumulated depreciation	(115,817)	(97,820)
Development in process	69,023	50,781
Investment in real estate, net	724,673	622,348
Investment in unconsolidated entities[1]	323,268	22,555
Cash and cash equivalents	22,835	5,970
Restricted cash[2]	8,169	3,902
Student receivables, net	3,625	2,193
Notes receivable[3]	31,700	-
Cost and earnings in excess of construction billings	32,749	23,077
Other assets, net	37,733	16,275
Total assets	$1,184,752	$696,320
Liabilities and equity		
Liabilities:		
Mortgage and construction loans	$240,571	$218,337
Line of credit and other debt	247,188	75,375
Accounts payable and accrued expenses	57,297	45,634
Construction billings in excess of cost and earnings	1,799	49
Other liabilities	15,423	12,023
Total liabilities	562,278	351,418
Equity:		
Preferred stock	$23	$23
Common stock	645	386
Additional common and preferred paid-in capital	678,505	377,180
Accumulated deficit and distributions	(61,510)	(37,047)
Accumulated other comprehensive loss	88	(58)
Total stockholders' equity	617,751	340,484
Noncontrolling interests	4,723	4,418
Total equity	622,474	344,902
Total liabilities and equity	$1,184,752	$696,320

[1]As of September 30, 2013, includes the Company's investment in Copper Beech equating to an effective 47.2% ownership interest.
[2]As of September 30, 2013, includes approximately $3,544 of cash held in escrow for the Copper Beech transaction.
[3]As of September 30, 2013, includes the Company's $31,700 loan made to existing investors in Copper Beech. In conjunction with the amendment to the purchase and sale agreement, the $31,700 loan was repaid subsequent to quarter-end.

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CAMPUS CREST COMMUNITIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2013[1]	2012[1]	$ Change	2013[1]	2012[1]	$ Change
Revenues:						
Student housing rental	$24,496	$21,449	$3,047	$70,960	$57,160	$13,800
Student housing services	972	934	38	2,934	2,430	504
Development, construction and management services	14,778	12,103	2,675	40,573	43,162	(2,589)
Total revenues	40,246	34,486	5,760	114,467	102,752	11,715
Operating expenses:						
Student housing operations	11,381	10,123	1,258	33,438	27,631	5,807
Development, construction and management services	14,028	11,374	2,654	38,343	40,260	(1,917)
General and administrative	2,424	1,972	452	8,076	6,517	1,559
Transaction costs[2]	247	-	247	835	-	835
Ground leases	54	54	-	162	163	(1)
Depreciation and amortization	6,126	5,799	327	19,224	17,528	1,696
Total operating expenses	34,260	29,322	4,938	100,078	92,099	7,979
Equity in earnings of unconsolidated entities[3, 4]	1,302	86	1,216	3,608	283	3,325
Operating income	7,288	5,250	2,038	17,997	10,936	7,061
Nonoperating income (expense):						
Interest expense, net[5]	(3,091)	(2,623)	(468)	(8,764)	(8,395)	(369)
Change in fair value of interest rate derivatives	-	(57)	57	(73)	(160)	87
Other income[6]	696	6,554	(5,858)	1,494	6,479	(4,985)
Total nonoperating expense, net	(2,395)	3,874	(6,269)	(7,343)	(2,076)	(5,267)
Net income before income tax benefit (expense)	4,893	9,124	(4,231)	10,654	8,860	1,794
Income tax benefit (expense)	(40)	(74)	34	306	(330)	636
Net income (loss)	4,853	9,050	(4,197)	10,960	8,530	2,430
Net income (loss) attributable to noncontrolling interests	26	61	(35)	51	38	13
Dividends on preferred stock	1,150	1,150	-	3,450	2,964	486
Net income (loss) attributable to common stockholders	$3,677	$7,839	($4,162)	$7,459	$5,528	$1,931
Net income (loss) per share attributable to common stockholders - Basic and Diluted:	$0.06	$0.20		$0.13	$0.16	
Weighted average common shares outstanding:						
Basic	64,518	38,479		58,461	33,514	
Diluted	64,953	38,915		58,896	33,950	

[1] Includes consolidated results from the operations at The Grove at Moscow and The Grove at Valdosta, which were included in equity in earnings of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest in the properties. The Company's acquisition of The Grove at Moscow and The Grove at Valdosta was completed on July 6, 2012.

[2] For the three months ended September 30, 2013, includes $247 of Copper Beech-related transaction costs. For nine months ended September 30, 2013, includes $784 of Copper Beech-related transaction costs and $51 of Toledo, OH-related transaction costs.

[3] For the three and nine months ended September 30, 2013, includes results from the Company's investment in Copper Beech. The Company made its initial investment on March 18, 2013 and has subsequently made additional investments, bringing its effective ownership interest as of September 30, 2013 to ~47.2%. The Company, however, entered into an amendment to the purchase and sale agreement on September 30, 2013 that, subject to receipt of required third-party lender consents, will enable the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options. In conjunction with the amendment and subsequent to quarter-end, the $31,700 loan was repaid by Copper Beech and Campus Crest subsequently reinvested $16,200 into the 30 properties.

[4] For the three months and nine months ended September 30, 2013, includes $906 in transaction costs related to evo à Square Victoria.

[5] For the nine months ended September 30, 2012, includes an approximate $960 non-cash charge primarily related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

[6] For the three and nine months ended September 30, 2013, includes interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beech on March 18, 2013. In conjunction with the amendment to the purchase and sale agreement and subsequent to quarter-end, the $31,700 loan was repaid by Copper Beech.

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CAMPUS CREST COMMUNITIES

RECONCILIATION OF NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS TO FUNDS FROM OPERATIONS ("FFO") & NET OPERATING INCOME ("NOI") (unaudited)
(in $000s, except per share data)

	Three Months Ended September 30,			Nine Months Ended September 30,		
	2013[1]	2012[1]	$ Change	2013[1]	2012[1]	$ Change
Net income (loss) attributable to common stockholders	$2,677	$7,839	($4,162)	$7,459	$5,528	$1,931
Net income (loss) attributable to noncontrolling interests	26	61	(35)	51	38	13
Gain on purchase of joint venture properties[2]	-	(6,554)	6,554	-	(6,554)	6,554
Real estate related depreciation and amortization	5,886	5,726	160	18,593	17,219	1,274
Real estate related depreciation and amortization - unconsolidated entities	4,487	366	4,121	8,917	1,353	7,564
FFO available to common shares and OP units[3, 4, 5]	14,076	7,438	6,638	35,020	17,684	17,336
Elimination of transactions costs	1,153	-	1,153	1,741	-	1,741
Elimination of FV adjustment of CB debt	(1,220)	-	(1,220)	(2,165)	-	(2,165)
Elimination of non-cash charge from the write-off of unamortized deferred financing fees	-	-	-	-	960	(960)
Funds from operations adjusted (FFOA) available to common shares and OP units	$14,009	$7,438	$6,571	$34,596	$18,644	$15,952
FFO per share - diluted[3, 4, 5]	$0.22	$0.19	$0.03	$0.59	$0.52	$0.07
FFOA per share - diluted	$0.22	$0.19	$0.03	$0.59	$0.55	$0.04
Weighted average common shares and OP units outstanding - diluted	64,952	38,915		58,596	33,930	

	Three Months Ended September 30,		Nine Months Ended September 30,	
	2013[1]	2012[1]	2013[1]	2012[1]
Net income (Loss) attributable to common stockholders	$2,677	$7,839	$7,459	$5,528
Net income (Loss) attributable to noncontrolling interests	26	61	51	38
Preferred stock dividends	1,150	1,150	3,450	2,964
Income tax benefit (expense)	40	74	(306)	330
Other income (expense)[3]	(696)	(6,554)	(1,494)	(6,479)
Change in fair value of interest rate derivatives	-	57	73	160
Interest expense	3,091	2,623	8,764	8,295
Equity in earnings of unconsolidated entities	(1,302)	(56)	(3,606)	(263)
Depreciation and amortization	6,126	5,799	19,224	17,526
Ground lease expense	54	54	162	163
General and administrative expense	2,434	1,972	8,076	6,517
Transaction costs	247	-	835	-
Development, construction and management services expenses	14,028	11,274	38,343	40,260
Development, construction and management services revenues	(14,778)	(12,103)	(40,973)	(43,162)
Total NOI	$14,087	$12,260	$40,456	$31,959
Same store properties NOI[6]	$9,439	$9,849	$29,868	$29,472
New properties NOI[6]	$4,142	$2,411	$9,783	$2,487
The Grove at Pullman & Toledo NOI[7]	$506	$0	$805	$0

[1] Includes consolidated results from the operations at The Grove at Moscow and The Grove at Valdosta, which were included in equity in earnings of unconsolidated entities prior to the Company's acquisition of its joint venture partner's interest in the properties. The Company's acquisition of The Grove at Moscow and The Grove at Valdosta was completed on July 6, 2012.

[2] For the three and nine months ended September 30, 2012, includes a $6,554 gain from the purchase of our joint venture partner's interest in The Grove at Valdosta and The Grove at Moscow.

[3] For the three and nine months ended September 30, 2013, includes results from the Company's investment in Copper Beach, including interest income from the 8.5%, $31,700 loan made to existing investors in Copper Beach. The Company made its initial investment on March 18, 2013 and has subsequently made additional investments, bringing its effective ownership interest as of September 30, 2013 to ~47.0%. The Company, however, entered into an amendment to the purchase and sale agreement on September 30, 2013 that, subject to receipt of required third-party lender consents, will enable the Company to acquire a 67% ownership interest in 30 properties, while deferring ownership in 7 properties until the Company exercises future purchase options. In conjunction with the amendment and subsequent to quarter-end, the $31,700 loan was repaid by Copper Beach and Campus Crest subsequently reinvested $16,200 into the 30 properties.

[4] For the three months ended September 30, 2013, includes an $1,220 fair value adjustment of Copper Beach's debt. For nine months ended September 30, 2013, includes $[illegible] of Copper Beach-related transaction costs, $21 of Toledo, OH-related transaction costs and a $2,165 fair value adjustment of Copper Beach's debt.

[5] For the nine months ended September 30, 2012, includes an approximate $960 non-cash charge primarily related to the write-off of unamortized deferred financing fees associated with construction debt paid-off using proceeds from the February 2012 preferred equity offering.

[6] "Same store" properties are our wholly-owned operating properties acquired or placed in-service prior to the beginning of the earliest period presented and owned by us and remaining in service through the end of the latest period presented or period being analyzed. "New properties" are our wholly-owned operating properties that we acquired or placed in service after the beginning of the earliest period presented or period being analyzed.

[7] For the three and nine months ended September 30, 2013, includes NOI contribution from the operations of The Grove at Pullman and the Toledo, OH-redevelopment, as well as business interruption insurance proceeds from The Grove at Pullman.

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Non-GAAP Financial Measures

FFO and FFOA

FFO is a non-GAAP financial measure. We calculate FFO in accordance with the definition that was adopted by the Board of Governors of NAREIT. FFO, as defined by NAREIT, represents net income (loss) determined in accordance with U.S. GAAP, excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated operating real estate assets, plus specified non-cash items, such as real estate asset depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. In addition, in October 2011, NAREIT communicated to its members that the exclusion of impairment write-downs of depreciable real estate is consistent with the definition of FFO.

We use FFO as a supplemental performance measure because, in excluding real estate-related depreciation and amortization and gains and losses from property dispositions, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating expenses. We also believe that, as a widely recognized measure of the performance of equity REITs, FFO will be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations, the utility of FFO as a measure of our performance is limited.

While FFO is a relevant and widely used measure of operating performance of equity REITs, other equity REITs may use different methodologies for calculating FFO and, accordingly, FFO as disclosed by such other REITs may not be comparable to FFO published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. FFO should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

FFOA is a non-GAAP financial measure. In addition to FFO, we believe it is also a meaningful measure of our performance to adjust FFO to exclude the write-off of unamortized deferred financing fees, transaction costs and fair value debt adjustments on equity method investments. Excluding the write-off of unamortized deferred financing fees, transaction costs and fair value debt adjustments on equity method investments adjusts FFO to be more reflective of operating results prior to capital replacement or expansion, debt service obligations or other commitments and contingencies.

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NOI

NOI is a non-GAAP financial measure. We calculate NOI by adding back (or subtracting from) to net income (loss) attributable to common stockholders the following expenses or charges: income tax expense, interest expense, equity in loss of unconsolidated entities, preferred stock dividends, depreciation and amortization, transaction costs, ground lease expense, general and administrative expense and development, construction and management services expense. The following income or gains are then deducted from net income (loss) attributable to common stockholders, adjusted for add backs of expenses or charges: equity in earnings of unconsolidated entities, income tax benefit, other income, change in fair value of interest rate derivatives and development, construction and management services revenue. We believe these adjustments help provide a performance measure, when compared year over year, that illustrates the operating results of our wholly-owned properties and captures trends in student housing rental and services income and student housing operating expenses.

NOI excludes multiple components of net income (loss) (computed in accordance with U.S. GAAP) and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially and adversely impact our results of operations. Therefore, the utility of NOI as a measure of our performance is limited. Additionally, other companies, including other equity REITs, may use different methodologies for calculating NOI and, accordingly, NOI as disclosed by such other companies may not be comparable to NOI published herein. Therefore, we believe that in order to facilitate a clear understanding of our historical operating results, NOI should be examined in conjunction with net income (loss) (computed in accordance with U.S. GAAP) as presented in the consolidated financial statements included elsewhere in this document. NOI should not be considered as an alternative to net income (loss) (computed in accordance with U.S. GAAP) as an indicator of our properties’ financial performance or to cash flow from operating activities (computed in accordance with U.S. GAAP) as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to pay dividends or make distributions.

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